As filed with the Securities and Exchange Commission on May 28, 2008

Registration Statement No. 33-92302

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Delaware	95-3797580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2180 RUTHERFORD ROAD

CARLSBAD, CALIFORNIA 92008-7328

(760) 931-1771

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

1995 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

George Fellows

President and Chief Executive Officer

2180 Rutherford Road

Carlsbad, California 92008-7328

(760) 931-1771

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 on May 15, 1995 (file No. 33-92302) (the “Registration Statement”), is filed for the sole purpose of terminating the Registration Statement and deregistering any unsold shares of the Registrant’s common stock, par value $0.01 per share, previously registered under the Registration Statement and issuable under the 1995 Employee Stock Purchase Plan (the “Plan”). As of the date of this Post-Effective Amendment No. 2, no shares of the Registrant’s common stock are reserved for future issuance under the Plan.

As no securities are being registered herein, the sole purpose being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

The following exhibit is being filed or furnished herewith:

Exhibit 10.24.1	Form of Limited Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing an amendment on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 28, 2008.

CALLAWAY GOLF COMPANY

By	/s/ Bradley J. Holiday
Bradley J. Holiday
Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the date indicated.

Signature	Title	Date

/s/ George Fellows George Fellows	President and Chief Executive Officer (Principal Executive Officer) Director	May 28, 2008

/s/ Bradley J. Holiday Bradley J. Holiday	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 28, 2008

* Ronald S. Beard	Director	May 28, 2008

* Samuel H. Armacost	Director	May 28, 2008

* John C. Cushman, III	Director	May 28, 2008

* Yotaro Kobayashi	Director	May 28, 2008

* Richard L. Rosenfield	Director	May 28, 2008

* Anthony S. Thornley	Director	May 28, 2008

*By:	/s/Bradley J. Holiday Bradley J. Holiday Attorney-in-fact	May 28, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.24.1	Form of Limited Power of Attorney.

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